Exhibit 99.1

Excerpt from June 2007 Newsletter

Enclosed please find a disbursement of $0.10 per capital unit declared by the Lake Area Corn Processors, LLC Board of Managers payable to members of record as of April 1, 2007.  The total amount for this disbursement is $2,962,000. The total disbursements in 2007 have been $11,848,000 or 80% of the initial investment.

Total disbursements since inception total $52,575,500 or 355% of initial investment.  Thank you for the continued support and investment in Lake Area Corn Processors, LLC.